Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-32215, 333-101164 and 333-111623) and Form S-8 (No. 333-93269, 333-09821, 333-22059, 333-22037, 333-22313, 333-35790, 33-65269, 33-44314, 2-86275, 2-86274) of Xerox Corporation of our report dated April 21, 2004 with respect to the consolidated financial statements of Fuji Xerox Co., Ltd. and Subsidiaries included in this Annual Report on Form 10-K/A Amendment No.1 for the year ended December 31, 2003.

/s/ Ernst & Young ShinNihon

Tokyo, Japan

June 28, 2004